Exhibit 10.5(d)

Authorization ID: HOL419101 Page 1 of 3

Contact ID: BEAVER_CREEK FS-2700-23 (4/97)

Use Code: 161 OMB No. 0596-0082

U.S. DEPARTMENT OF AGRICULTURE

Forest Service

AMENDMENT

FOR

SPECIAL USE AUTHORIZATION

AMENDMENT NUMBER: 3

This amendment is attached to and made a part of the special use authorization (identified above) issued to BEAVER CREEK ASSOCIATES, INC. on 11/17/1999 which is hereby amended as follows:

Remove the following clauses:

111.F. Temporary Suspension

VIII.A. Termination for Higher Public Purpose

VIII.B. Termination, Revocation and Suspension

XI.F. Water Rights.

Revise the heading of Section VII.TERMINATION to read REVOCATION AND SUSPENSION. In Section VIII, add clauses A. Revocation and Suspension, B. Opportunity Take Corrective Action, C. Revocation or Reasons in the Public Interest, and D. Suspension below:

  Revocation and Suspension. The Forest Service may suspend or revoke this permit in whole or part:
  For noncompliance with Federal, State, or local laws and regulations;
  For noncompliance with the terms of this permit;
  For failure of the holder to exercise the privileges granted by this permit;
  With the consent of the holder; or
  At the discretion of the authorized officer for specific and compelling reasons in the public interest.
  Opportunity to Take Corrective Action Prior to revocation or suspension under clause VIII.A, the authorized officer shall give the holder written notice of the grounds for each action and a reasonable time, not to exceed 90 days, to complete the corrective action prescribed by the authorized officer.
  Revocation for Reasons in the Public Interest. If, during the term of this permit or any extension thereof, the Secretary of Agriculture or any official of the Forest Service with delegated authority determines in planning for the uses of the National Forest System that the public interest requires revocation of this permit, this permit shall be revoked after one hundred-eighty (180) day's written notice to the holder. The United States shall then have the right to purchase the holder's improvements, to remove them, or to require the holder to remove them, and the United States shall be obligated to pay an equitable consideration for the improvements or for removal of the improvements and damages resulting from their removal. If the amount of consideration is fixed by mutual agreement between the United States and the holder, that amount shall be accepted by the holder in full satisfaction of all claims against the United States under this clause. If mutual agreement is not reached, the Forest Service shall determine the amount of consideration. If the holder is dissatisfied with the amount determined by the Forest Service, the holder may appeal the determination under the agency's administrative appeal regulations.
  Suspension. The Authorized offer may immediately suspend this permit, in whole or in part, when necessary to protect public health, safety, or the environment. The suspension decision must be in writing. Within 48 hours of the request of the holder, the superior of the authorized officer shall arrange for an on-the-ground review of the adverse conditions with the holder. Following this review the superior shall take prompt action to affirm, modify, or cancel the suspension.

Under section XI MISCELLANEOUS PROVISIONS, revise the heading for clause F Water Rights to read Water Use Facilities. Replace the existing clause with the clause below:

  Water Use Facilities
  Water Use Facilities. The National Forest System (NFS) land which is the subject of this permit is hereinafter referred to as the permitted NFS land. The authorization of facilities to divert, store, or convey water on the permitted National Forest System (NFS) land (water facilities) in conjunction with water rights acquired by the holder is for the purpose of operating a winter or year-round resort and related facilities under this permit. If use of the water or the water facilities ceases, the authorization to use the permitted NFS land for such water facilities will also cease. The United States reserves the right to place conditions on the installation, operation, maintenance and removal of these water facilities necessary to protect public property, public safety, and natural resources on the permitted NFS land in compliance with applicable laws, provided, however, such conditions shall not permit the imposition of bypass flows on water transported to the permitted NFS land from points of diversion or storage that arise off of the permitted NFS land.
  Water Rights. This permit does not confer any water rights on the holder. Water rights must be acquired by the holder under state law.
  Future Applications and Revocation. After June 2004, any right to divert water from the permitted NFS land where the use of such water is on the same permitted NFS land shall be applied for and held in the name of the United States and the holder (hereinafter called the joint water rights). This provision shall not apply to water rights that are acquired by the permit holder from a source off of the permitted NFS land and transferred to a point of diversion or storage on the permitted NFS land. During the term of the permit and any reissuance thereafter, the permit holder shall be responsible for maintaining such joint water rights, an shall have the right to make any applications or other filings as may be necessary to maintain and protect such joint water rights. In the event of revocation of this permit, the United States shall succeed to the sole ownership of such joint water rights. All joint water rights subject to this clause are listed below.

State ID# Owner Type or Basis Purpose of Use

(decree, license, certificate)

This Amendment is accepted subject to the conditions set forth herein, and to conditions N/A to N/A attached hereto and made part of this Amendment.

___//s// Martha D. Rehm__________ __________//s//_________________________

(Holder Signature) (Authorized Officer Signature)

_______________________________ ______________________________________

(Holder Signature) DON G. CARROLL, Acting Forest Supervisor

Date:_______9/13/04______________ Date:___9/20/04________________________